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                                                                 EXHIBIT 10.47
                                 PROMISSORY NOTE
                                 ---------------


$250,000.00                                                New York,  NY
                                                           May 13, 1996


FOR VALUE RECEIVED, A. Lorne Weil (hereinafter "Weil"), having an address at 51 East 90th Street, Penthouse B, New York, New York 10128, unconditionally promises to pay to the order of Autotote Corporation (hereinafter "Autotote"), without set-off of any kind, the principal amount of Two Hundred and Fifty Thousand Dollars ($250,000.00) together with interest thereon, at the rate of five and one-half percent (5.5%) per annum on the unpaid balance of the principal amount from the date hereof until the same shall have been paid in full.

Except for prepayments in accordance with the terms hereof, interest will be payable annually on the outstanding principal balance hereof commencing on May 13, 1997, and principal will be payable in five (5) annual installments, each in the amount of Fifty Thousand Dollars ($50,000.00), commencing on May 13, 2000 and on May 13 each year thereafter through May 13, 2004.

The principal of this Note shall be required to be repaid on the earlier to happen of the following:

     a)  Termination of the employment of Weil by Autotote for any reason; and

     a) All bonus monies otherwise payable by Autotote to Weil shall be applied to the outstanding principal and interest due hereunder until payment of this Note in full.

All installments and principal and interest due hereunder shall be made in lawful money of the United States of America to Autotote at 750 Lexington Avenue, New York, New York 10022 or 100 Bellevue Road, Newark, Delaware 19714 or at such other place or to such other payee or any successor holder hereof as Autotote shall have designated to Weil in writing.

This Note may be prepaid at any time and from time to time in whole or in part without penalty; provided, however, that any prepayment of principal shall be accompanied by accrued interest thereon to the date of such prepayment and shall be applied first to the last installments of principal coming due hereunder.

Upon the thirtieth day after notice by the holder hereof to Weil of nonpayment of any installment of interest or principal due hereunder, if such installment has not been paid by said thirtieth day, all remaining installments shall immediately become due and payable, plus interest at the rate provided above or twelve percent (12%) per annum, unless such rate is higher than the maximum rate of interest permitted by law, in which case the rate
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charged shall be the highest rate permitted by law. Except as otherwise set forth herein, Weil expressly waives presentment, demand, protest and notice by the holder hereof in connection with this Note.

No course of dealing between Weil and the holder of this Note and no delay on the part of the holder of this Note in exercising any rights of this Note shall operate as a waiver of any right of the holder of this Note. No provision of this Note nor any default in connection herewith may be waived other than by a written instrument signed by the party waiving such provision or default. This Note may not be changed or terminated orally.

This Note and any interpretation and/or enforcement thereof shall be governed by the internal laws of the State of New York without regard to principles of conflict of laws.

If any provision of this Note shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Note and the obligations of Weil shall be carried out as if such invalid or unenforceable provision were not contained herein.



                                        /s/  A. Lorne Weil                    .
                                   --------------------------------------------
                                             A. Lorne Weil